                   [SNOW, CHRISTENSEN & MARTINEAU LETTERHEAD]




                                 April 17, 2000




IASIS Healthcare Corporation
IASIS Healthcare MSO Sub of Salt Lake City, LLC
113 Seaboard Lane, Suite A-200
Franklin, Tennessee 37067


         Re: Offer for All Outstanding 13% Senior Subordinated Notes Due 2009 of IASIS Healthcare Corporation in Exchange for 13% Senior Subordinated Exchange Notes Due 2009 of IASIS Healthcare Corporation - Registration Statement on Form S-4 (File No. 333-94521)

Ladies and Gentlemen:

         We have acted as special Utah counsel to IASIS Healthcare MSO Sub of Salt Lake City, LLC (the "Company"), a limited liability company organized and existing under the laws of the State of Utah and a wholly owned subsidiary of IASIS Healthcare Corporation, a Delaware corporation ("IASIS"), in connection with the public offering of up to $230,000,000 aggregate principal amount of 13% Senior Subordinated Notes Due 2009 of IASIS (the "New Notes") which are to be guaranteed on an unsecured senior subordinated basis pursuant to guarantees (the "Guarantees") by each of the wholly owned subsidiaries of IASIS (the Guarantee of the Company is referred to herein as the "Utah Guarantee"), as set forth on
Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). We are informed that the New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the issued and outstanding 13% Senior Subordinated Notes due 2009 of IASIS (the "Old Notes"), as contemplated by the Registration Rights Agreement, dated as of October 15, 1999 (the "Registration Rights Agreement"), by and among IASIS, the Guarantors and J.P. Morgan Securities Inc. We are informed that the Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of October 15, 1999, by and among IASIS, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of October 25, 1999, and a Supplemental Indenture, dated as of November 4, 1999 (such Indenture, as supplemented to date, being hereinafter referred to as the

April 17, 2000
Page 2



"Indenture"). We have not taken any action to independently verify the above information, and are acting solely in reliance upon the information contained in the documents provided to us and the Officers' and Manager's Certificate described below as to the accuracy of the forgoing information.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of (i) an executed copy of the Indenture; (ii) an executed copy of the Guarantee to which the Company is a party (the "Utah Guarantee"); (iii) the Articles of Organization of the Company, as filed with the State of Utah Department of Commerce, Division of Corporations and Commercial Code; (iv) the Operating Agreement of the Company, as currently in effect; and (v) certain resolutions adopted by the Manager and Sole Member of the Company relating to, among other things, the Indenture and related matters. We have also examined copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuineness and authenticity of all signatures on original documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents, and the truthfulness of the assertions made in the Officers' and Manager's Certificate executed on behalf of the Company and IASIS which is attached to this opinion. As to any fact material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of IASIS and the Company and their respective officers and other representatives and of public officials.

         In rendering the opinion expressed below, we have assumed, without any independent investigation or verification of any kind, that:

                  (a) except as provided in paragraph 4, below, each of the Indenture, the Notes, the Utah Guarantee and the Registration Rights Agreement has been duly authorized, executed and delivered by each party thereto; and

April 17, 2000
Page 3


                  (b) each of the Indenture, the Notes, the Utah Guarantee and the Registration Rights Agreement constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

         Members of this firm are admitted to the Bar of the State of Utah and we express no opinion as to the laws of the United States or any other jurisdiction other than the laws of the State of Utah. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We also express no opinion regarding any securities laws.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth therein, we are of the opinion that:

         1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Utah.

         2. The Company has the power and authority to execute, deliver and perform all of its obligations under the Indenture and the Utah Guarantee.

         3. The execution and delivery of each of the Indenture and the Utah Guarantee and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Company.

         4. The execution and delivery by the Company of the Indenture and the Utah Guarantee and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a breach or default under the Articles of Organization or Operating Agreement of the Company.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   SNOW, CHRISTENSEN & MARTINEAU

                                                                      Schedule I

                               List of Guarantors

Baptist Joint Venture Holdings, Inc., a Delaware corporation
Beaumont Hospital Holdings, Inc., a Delaware corporation
Biltmore Surgery Center Holdings, Inc., a Delaware corporation
CliniCare of Utah, Inc., a Delaware corporation
Davis Hospital & Medical Center, Inc., a Delaware corporation
Davis Surgical Center Holdings, Inc., a Delaware corporation
First Choice Physicians Network Holdings, Inc., a Delaware corporation
Health Choice Arizona, Inc., a Delaware corporation
IASIS Healthcare Holdings, Inc., a Delaware corporation
IASIS Management Company, a Delaware corporation
Jordan Valley Hospital, Inc., a Delaware corporation
Metro Ambulatory Surgery Center, Inc., a Delaware corporation
Pioneer Valley Health Plan, Inc., a Delaware corporation
Pioneer Valley Hospital, Inc., a Delaware corporation
Rocky Mountain Medical Center, Inc., a Delaware corporation
Salt Lake Regional Medical Center, Inc., a Delaware corporation
Sandy City Holdings, Inc., a Delaware corporation
Southridge Plaza Holdings, Inc., a Delaware corporation
SSJ St. Petersburg Holdings, Inc., a Delaware corporation
Memorial Hospital of Tampa, LP, a Delaware limited partnership
Mesa General Hospital, LP, a Delaware limited partnership
Odessa Regional Hospital, LP, a Delaware limited partnership
Palms of Pasadena Hospital, LP, a Delaware limited partnership
Southwest General Hospital, LP, a Delaware limited partnership
St. Luke's Medical Center, LP, a Delaware limited partnership
St. Luke's Behavioral Hospital, LP, a Delaware limited partnership
Tempe St. Luke's Hospital, LP, a Delaware limited partnership
Town & Country Hospital, LP, a Delaware limited partnership
Biltmore Surgery Center, Inc., an Arizona corporation
IASIS Healthcare MSO Sub of Salt Lake City, LLC, a Utah limited liability com-pany